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                                                                   EXHIBIT 10.77

                                 PROMISSORY NOTE

$200,000.00                                                     February 9, 2001
                                                                    New York, NY

            For value received, ATM Service, Ltd., a New York Corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Joyce LaTerre, at 415 E. 52nd Street, New York, NY (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Thousand ($200,000.00) Dollars (the "Loan"), payable on the date and in the manner set forth below.

            1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan is payable, in full, on the earlier of forty (45) days from the date of the disbursement of the Loan or within five (5) business days following the Borrower's receipt of funds from Dime Savings Bank sufficient to pay the principal balance of the Loan (the "Maturity Date").

            2. INTEREST RATE. The Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding on each day, from the date of this Note until the Maturity Date or such earlier date as all of the principal shall have been repaid in full, at the rate of sixty (60%) percent per annum. Interest shall be payable on the Maturity Date (or on the prepayment of the principal, if the principal is paid prior to the Maturity Date).

            3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable to the Lender in the manner specified by the Lender to the Borrower in writing. In the event that payment is to be made by wire transfer, such payment shall be made on a day that banks are open for business in New York, New York.

            4. PREPAYMENT. The Loan may be prepaid by the Borrower, in whole or in part, without premium or penalty, at any time.

            5. APPLICATION OF PAYMENT. All payments received by the Lender shall be applied as follows: (First) to the payment of accrued and unpaid interest, and (Second) to the payment of principal. If any payment received by the Lender under this Note is rescinded, avoided or for any reason returned by the Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation under this Note as though such payment had not been made.

            6. WAIVER. The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorney's feed, costs and other expenses.

            7. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of principal or interest due on this Note, the Lender shall be entitled



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      to receive and the Borrower (or its assignee) agrees to pay all reasonable costs of collection incurred by the Lender, including, without limitation, reasonable attorney's fees, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

            8. GOVERNING LAW. This Note shall be governed by, and construed enforced in accordance with, the laws of the State of New York, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.

            9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to the Borrower and shall extend to any permitted holder hereof.

            10. NOTICES. Any notices required to be delivered under this Note shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

            (a)   If to the Lender, at:

                  415 E. 52nd Street, Apt 10G-E
                  New York, NY 10022

            (b)   If to the Borrower, at:

                  ATM Service, Ltd.
                  424 Madison Avenue
                  New York, NY 10017
                  Attention:  President

            11. WAIVERS BY THE BORROWER. The Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by the Lender under the terms of this Note, as well as all benefits that might accrue to the Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment.

            12. PAST DEFAULTS. Failure on the part of the Lender to exercise any right or remedy hereunder, whether before or after the happening of default, shall not constitute a waiver thereof and no waiver of any past default shall constitute a waiver in a future default, or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively or shall be deemed a novation of this Note or as a reinstatement of the debt evidenced hereby or the waiver of such right of acceleration or any other right; and the Borrower



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      hereby expressly waives the benefit of any statute or rule or law or equity which would produce a result contrary or in conflict with the foregoing.

            13. MODIFICATION. This Note may not be changed orally, but only by an agreement in writing signed by the party or parties against whom the Agreement is sought to be enforced.

            14. SEVERABILITY OF PROVISIONS. If any clause or provision of this
      Note is or becomes un-constitutional, illegal, invalid or unenforceable because of present or future laws, the remaining clauses and provision of this Note shall not be affected thereby and shall remain fully enforceable.

            15. CURRENCY. All amounts payable under this Note are payable in lawful money of the United States. Checks will constitute payment only when collected.

            16. USE OF PROCEEDS. The proceeds of the Loan shall be used by the Borrower to pay outstanding Exxon/Mobil invoices owed by the Borrower and for no other purpose.

      IN WITNESS WHEREOF, the Borrower has executed this Note as of date first written above.


                                ATM SERVICE, LTD.


                              By:  /s/ Thomas Settineri/Gary Levi
                                 ---------------------------------------
                                    Name:  Thomas Settineri
                                    Name:  Gary Levi



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                                    GUARANTY



      Each of the undersigned (the "Guarantor"), hereby unconditionally and irrevocably guarantees to Joyce LaTerre (the "Payee"), in connection with that certain Promissory Note executed and delivered by ATM Service, Ltd., a New York corporation (the "Company"), in favor of the Payee, in the principal amount of Two Hundred Thousand ($200,000.00) Dollars, dated the date hereof, a copy of which is attached hereto as Exhibit "A" (the "Note"), the full and punctual payment, if and when due, of all amounts required to be paid by the Company to the Payee pursuant to the terms of the Note. This Guaranty shall remain in full force and effect until any repayment obligation under the Note has been paid and discharged in full.

      This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.


February 9, 2001


                                          /s/ Thomas Settineri
                                          ------------------------------
                                              Thomas Settineri

                                          /s/ Gary Levi
                                          ------------------------------
                                              Gary Levi